Exhibit 99.1

ARRAY Technologies to Acquire Affordable Wire Management (AWM), Creating New Growth Platform in Balance-of-System Solutions

Strategic acquisition adds high-margin cable management products and extends ARRAY’s reach across utility-scale solar, distributed generation, BESS, and datacenter applications

•	Adds a highly complementary, accretive balance-of-system product portfolio spanning solar wire management, cable protection solutions, and battery energy storage solutions (BESS)

•	Creates new growth opportunities in fast-growing adjacencies including BESS and datacenter infrastructure

•	Total Consideration of approximately $203 million represents an attractive multiple of 8.8x AWM’s trailing twelve-month EBITDA

•	Expected to be high single digit accretive to ARRAY’s Adjusted EPS in year one before synergies

•	Closing expected in the third quarter of 2026, subject to regulatory clearance and customary closing conditions

ALBUQUERQUE, NM, July 16, 2026 — ARRAY Technologies, Inc. (NASDAQ: ARRY) (“ARRAY” or the “Company”), a leading global provider of solar tracking technology and fixed-tilt products, foundation solutions, software systems and services, today announced it has entered into a definitive agreement to acquire Affordable Wire Management, LLC (“AWM”), a leading provider of wire management, cable protection, and balance-of-system solutions for utility-scale solar and energy storage projects. The acquisition further expands ARRAY’s portfolio of solutions for utility-scale solar customers while creating new growth opportunities in battery energy storage and datacenter markets.

AWM’s products organize, secure, and protect electrical wiring to improve system reliability, safety, installation efficiency, and long-term performance. The company has developed proprietary designs that offer greater durability, enhanced thermal management, and lower resistive losses than conventional solutions. With nearly $60 million trailing twelve months revenue, AWM has built a track record of profitable growth, based on a capital-light operating model and a culture of innovation. The acquisition of AWM is expected to be high single digit accretive to ARRAY’s Adjusted EPS in year one before synergies.

“The acquisition of AWM will further broaden our balance-of-system portfolio and deepen our relevance to our customers as well as create new growth vectors for us in the BESS and datacenter markets,” said Kevin G. Hostetler, Chief Executive Officer of ARRAY. “AWM brings a proven, innovative product line and a strong reputation for quality and customer service. Together, we will be able to offer a more complete, integrated solution to our customers across the solar, battery storage, and datacenter markets.”

“Becoming part of ARRAY is a tremendous opportunity for our team and our customers,” said Scott Rand, Chief Executive Officer and Co-Founder of AWM. “ARRAY’s scale, customer relationships, and global reach will make this the ideal home for our team and our products. We share a culture of innovation and a relentless focus on the customer, and that alignment will unlock real value for customers across solar, storage, and beyond.”

“Differentiating through engineering has always been at the core of how we design our products,” said Dan Smith, Chief Technology Officer and Co-Founder of AWM. “By bringing our wire management and balance-of-system products together with ARRAY’s tracking, fixed-tilt, and foundation platform, we can deliver various integrated solutions engineered to work together – simplifying design, improving installation, and reducing costs for our customers.”

Following the closing of the acquisition, AWM’s financial results will be included in the ARRAY Legacy segment. AWM’s senior management team is expected to remain with the business following the closing.

Transaction Terms

The total consideration of AWM is $203 million, together representing a multiple of approximately 8.8x AWM’s trailing twelve-month EBITDA. The total consideration consists of a base purchase price of AWM of $153 million and total additional consideration of up to $50 million. The final amount of upfront cash consideration will be determined at closing subject to customary purchase price adjustments. The additional consideration of up to $50 million is comprised of $10 million payable in two equal installments on the first and second anniversary of the closing, each conditioned on the continued employment of the sellers and a performance based earnout of up to $40 million payable in three installments of up to $8 million based on 2026 performance and up to $16 million for each 2027 and 2028 performance years based on AWM’s achievement of certain EBITDA targets during the applicable period. Both components of the earnout may be paid in cash or ARRAY common stock at ARRAY’s option.

Transaction Approvals and Closing Conditions

The transaction is expected to close in the third quarter of 2026, subject to receiving any required regulatory approvals and the satisfaction of other customary closing conditions. Jefferies LLC acted as exclusive financial advisor and Jones Day acted as legal advisor to ARRAY. Edelman Smithfield acted as strategic communications advisor to ARRAY. First Liberties Financial acted as exclusive financial advisor and Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. acted as legal advisor to AWM.

Additional information regarding the transaction will be included in a Current Report on Form 8-K to be filed by ARRAY with the U.S. Securities and Exchange Commission (the “SEC”).

Transaction Conference Call

ARRAY will conduct a conference call today at 6:00 p.m. EDT to discuss the transaction. A live webcast will be available on the investor relations section of ARRAY’s website at ir.arraytechinc.com. A replay will be available following the conclusion of the event.

Additional Resources

Associated presentation materials regarding the transaction are available on the investor relations section of ARRAY’s website.

About Affordable Wire Management, LLC

Affordable Wire Management, LLC is a provider of wire management, cable protection, and balance-of-system solutions for the solar and energy storage industries, serving utility-scale and distributed generation customers across North America and select international markets.

About ARRAY Technologies, Inc.

ARRAY Technologies (NASDAQ: ARRY) is a leading global provider of solar tracking technology and fixed-tilt systems to utility-scale and distributed generation customers, who construct, develop, and operate solar PV sites. With solutions engineered to withstand the harshest weather conditions, ARRAY’s high-quality solar trackers, fixed-tilt systems, software platforms, foundation solutions, and field services combine to optimize energy production and deliver value to our customers for the entire lifecycle of a project. Founded and headquartered in the United States, ARRAY is rooted in manufacturing and driven by technology—relying on its domestic manufacturing, diversified global supply chain, and customer-centric approach to design, deliver, commission, train, and support solar energy deployment around the world. For more news and information on ARRAY, please visit arraytechinc.com.

Investor Relations Contact:

Investor Relations

505-437-0010

investors@arraytechinc.com

Media Contact:

Steven Kirsch

505-738-6923

steven.kirsch@arraytechinc.com

Forward-Looking Statements

This press release contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements that are not historical facts and can be identified by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “will,” “would,” or similar expressions and the negatives of those terms. These include statements regarding the proposed acquisition of AWM, including the anticipated benefits and synergies, the anticipated impact on the Company’s business and future financial and operating results, the expected timing and closing of the transaction, including the expected closing date of the transaction and the timing of expected synergies and returns from the transaction, the expectation that AWM’s senior management will remain with the business following the closing of the transaction, and the Company’s future financial position, business strategy, revenues, earnings, free cash flow, costs, capital expenditures and debt levels of the combined company and plans and objectives of management for future operations. Our actual results and the timing of events could materially differ from those anticipated in such forward-looking statements as a result of risks and uncertainties, including without limitation: the ability to complete the transaction on anticipated terms and timetable; the Company’s ability to integrate AWM’s operations successfully and in the expected time period; the Company’s ability to achieve the strategic and other objectives relating to the transaction; the possibility that closing conditions may not be satisfied or waived; risks relating to any unforeseen liabilities of AWM; changes in growth or the rate of growth in demand for solar energy projects; factors outside of our control affecting the variability and demand for solar energy, including but not limited to, the retail price of electricity, availability of in-demand components like high-voltage breakers, various policies related to the permitting and interconnection costs of solar plants, and the availability of incentives for solar energy and solar energy production systems, which makes it difficult to predict our future prospects; competitive pressures within our industry, competition from conventional and renewable energy sources; a loss of one or more of our significant customers, their inability to perform under their contracts, or their default in payment; a drop in the price of electricity derived from the utility grid or from alternative energy sources; fluctuations in our results of operations across fiscal periods, which could make our future performance difficult to predict and could cause our results of operations for a particular period to fall below expectations; any increase in interest rates, or a reduction in the availability of tax equity or project debt capital in the global financial markets, which could make it difficult for customers to finance the cost of a solar energy system and reduce the demand for our products; existing electric utility industry policies and regulations, and any subsequent changes or new related policies and regulations, including as a result of the One Big Beautiful Bill Act, which may present technical, regulatory and economic barriers to the purchase and use of solar energy systems and may significantly reduce demand for our products or harm our ability to compete; the interruption of the flow of materials from international vendors, which could disrupt our supply chain, including as a result of the imposition of new and/or additional duties, tariffs and other charges or restrictions on imports and exports; changes in the global trade environment, including the continuation or imposition of import tariffs or other import restrictions; geopolitical, macroeconomic and other market conditions unrelated to our operating performance including but not limited to a pandemic, the Ukraine-Russia war, attacks on shipping in the Red Sea and Straight of Hormoz, conflict in the Middle East, changing trade policies, and inflation and interest rates; our ability to convert our orders in backlog into revenue; the reduction, elimination or expiration, or our failure to optimize the benefits of government incentives for, or regulations mandating the use of, renewable energy and solar energy, particularly in relation to our competitors, which could reduce demand for solar energy systems; failure to, or incurrence of significant costs in order to, obtain, maintain, protect, defend or enforce, our intellectual property and other proprietary rights; delays in construction projects and any failure to manage our inventory; significant changes in the cost of raw materials; disruptions to transportation and logistics, including increases in shipping costs; defects or performance problems in our products, which could result in loss of customers, reputational damage and decreased revenue; delays, disruptions or quality control problems in our product development operations; our ability to retain our key personnel or failure to attract additional qualified personnel; additional business, financial, regulatory and competitive risks due to our continued planned expansion into new markets; cybersecurity or other data incidents, including unauthorized disclosure of personal or sensitive data or theft of confidential information and the use of artificial intelligence by cyber threat actors; a failure to maintain an effective system of integrated internal controls over financial reporting, which may impair our ability to report our financial results accurately; our substantial indebtedness, risks related to actual or threatened public health epidemics, pandemics, outbreaks or crises; changes to laws and regulations, including changes to tax laws and regulations, that are applied adversely to us or our customers; our ability to successfully integrate APA Solar, LLC into our existing operations and realize the anticipated benefits or synergies of the acquisition; and other factors listed and described in more detail in the section captioned “Risk Factors” in our Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, and our other documents on file with the U.S. Securities and Exchange Commission, each of which can be found on our website, www.arraytechinc.com.

Given these uncertainties, you should not place undue reliance on forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this presentation. You should read this press release with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Non-GAAP Financial Information

This press release references certain financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), including AWM’s trailing twelve-month EBITDA. “AWM’s trailing twelve-month EBITDA” means net income plus interest expense, income tax expense (benefit), depreciation, and amortization during the twelve-month period ended May 31, 2026. This presentation also refers to ARRAY’s Adjusted EPS. We define

Adjusted net (loss) income as net (loss) income to common stockholders plus (i) amortization of intangibles, (ii) amortization of developed technology and backlog, (iii) amortization of debt discount and issuance costs, (iv) Series A preferred stock accretion, (v) equity-based compensation, (vi) change in fair value of contingent consideration, (vii) certain legal expenses, (viii) acquisition-related expenses, and (ix) income tax expense adjustments. We define Adjusted net (loss) income per common share as Adjusted net (loss) income divided by the basic and diluted weighted average number of shares outstanding for the applicable period.